UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 11, 2008

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
0-4117-1	Interstate Power and Light Company	42-0331370
(an Iowa corporation)
Alliant Energy Tower
Cedar Rapids, Iowa 52401
Telephone (319) 786-4411
0-337	Wisconsin Power and Light Company	39-0714890
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e)     On February 11, 2008, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of Alliant Energy Corporation (“Alliant Energy”), Interstate Power and Light Company (“IP&L”) and Wisconsin Power and Light Company (“WP&L,” and together with Alliant Energy and IP&L, the “Company”) set the 2008 performance goals under the Management Incentive Compensation Plan (the “MICP”), which is the annual cash incentive compensation plan in which named executive officers, among others, participate. In general, the eligible cash incentive payment (“bonus”) under the MICP will be based on achieving certain financial performance goals, execution goals, and corporate well-being goals.

        The financial performance goals for William D. Harvey, the Chief Executive Officer, Eliot G. Protsch, the Chief Financial Officer and Thomas L. Aller, Senior Vice President include achieving consolidated Alliant Energy earnings per share from continuing operations of $2.65, which is the midpoint of consolidated Alliant Energy earnings per share from continuing operations guidance provided in Alliant Energy’s guidance release dated December 20, 2007 (the “Guidance Release”). The financial performance goals for the rest of the named executive officers include achieving utility earnings per share from continuing operations of $2.33, the midpoint of the guidance of utility earnings per share provided in the Guidance Release. All named executive officers financial goals include achieving cash flows from operations at the utilities and Alliant Energy Corporate Services, Inc. of $502 million. In addition to these financial performance goals, Mr. Aller has financial goals regarding Alliant Energy’s non-regulated transportation operations. The financial performance goals are weighted at 50% for each of the named executive officers in determining the annual bonus.

        The execution goals include achieving milestones regarding the planned new coal plants and wind farms at WP&L and IP&L, clean air compliance milestones, environmental targets and Lean Six Sigma goals. Mr. Harvey’s execution goals include a goal related to succession planning. Mr. Aller’s and Barbara J. Swan’s execution goals also include customer service and reliability targets. Ms. Swan’s and Dundeana K. Doyle’s execution goals also include benchmarks related to WP&L’s retail rate case. Execution goals are weighted at 30% for all of the named executive officers. The corporate well-being goals focus on meeting specified diversity benchmarks and specified safety benchmarks and are weighted at 20% for all of the named executive officers.

        Under the MICP, the Company’s named executive officers will be eligible to receive a target bonus equal to a stated percentage of annual base salary, with a maximum possible bonus of two times their target bonus. For 2008, the target bonus percentages for the named executive officers are: William D. Harvey, 95% (or $802,750); Eliot G. Protsch, 70% (or $346,500); Barbara J. Swan, 55% (or $206,500); Thomas L. Aller, 45% (or $120,375); and Dundeana K. Doyle, 40% (or $102,000).

        A summary of the 2008 MICP is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

        Also on February 11, 2008, the Committee approved an amended Key Executive Employment and Severance Agreements (the “KEESAs”) for certain officers of the Company, including the named executive officers. The KEESAs were amended to comply with Section 409A of the Internal Revenue Code. The amended KEESAs include a six-month delay in payments of cash benefits of over the limit provided in Section 409A (currently about $460,000), redefining “Good Reason” to comply with Section 409A, and specifying deadlines by which certain non-cash benefits must be paid. The amended KEESAs do not change the amount of benefits payable to the named executive officers.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	2008 Management Incentive Compensation Plan Summary

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
Date: February 14, 2008	By: /s/ Thomas L. Hanson
Thomas L. Hanson
Vice President-Controller and
Chief Accounting Officer
INTERSTATE POWER AND LIGHT COMPANY
Date: February 14, 2008	By: /s/ Thomas L. Hanson
Thomas L. Hanson
Vice President-Controller and
Chief Accounting Officer
WISCONSIN POWER AND LIGHT COMPANY
Date: February 14, 2008	By: /s/ Thomas L. Hanson
Thomas L. Hanson
Vice President-Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2008 Management Incentive Compensation Plan Summary

5